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                                                  EXHIBIT 5




                                             July 17, 1997


Monongahela Power Company
1310 Fairmont Avenue
Fairmont, WV  26554

Dear Sirs:

           In connection with the registration under the Securities Act of 1933 (the "Act") of unsecured debt securities (the "New Debt Securities") and first mortgage bonds (the "First Mortgage Bonds" and together with the New Debt Securities, the "Securities") of Monongahela Power Company, an Ohio corporation (the "Company"), with an aggregate initial offering price up to $200,000,000, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion,

           (i) when the Registration Statement has become effective under the Act, the terms of the New Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture, dated May 15, 1995, between the Company and The Bank of New York as Trustee, so as not to violate any applicable law or agreement or result in a default under or breach of any agreement or instrument then binding upon the Company or of the Company's


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Monongahela Power Company


     articles of incorporation and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the issuance and sale of the New Debt Securities by the Company has received the necessary state regulatory approval and the New Debt Securities have been duly executed and authenticated in accordance with such Indenture and issued and sold as contemplated in the Registration Statement and in conformity with any orders under the Public Utility Holding Company Act of 1935 and of the Public Utilities Commission of Ohio relating to the New Debt Securities, the New Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

           (ii) when the Registration Statement has become effective under the Act, the Supplemental Indenture relating to the First Mortgage Bonds, supplementing the Indenture, dated as of August 1, 1945, between the Company and Citibank, N.A., as Trustee, has been duly authorized, executed and delivered, the terms of the First Mortgage Bonds and of their issuance and sale have been duly established in conformity with such Indenture so as not to violate any applicable law or agreement or result in a default under or breach of any agreement or instrument then binding upon the Company or of the Company's


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Monongahela Power Company


     articles of incorporation and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the issuance and sale of the First Mortgage Bonds by the Company has received the necessary state regulatory approval, and the First Mortgage Bonds have been duly executed and authenticated in accordance with such Supplemental Indenture and Indenture and issued and sold as contemplated in the Registration Statement and in conformity with any orders under the Public
     Utility Holding Company Act of 1935 and of the Public Utilities Commission of Ohio relating to the First Mortgage Bonds, the First Mortgage Bonds will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          In rendering the foregoing opinion, we have relied as to certain matters on information obtained from public officials, officers of the Company and others sources believed by us to be responsible.

          We hereby consent to the filing of this opinion as
an   exhibit  to  the  Registration  Statement  and  to  the
reference to us under the heading "Validity of the Monongahela Power Company


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Securities"  in the Prospectus.  In giving such consent,  we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                             Very truly yours,

                                             SULLIVAN & CROMWELL